UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

GEORGE E. NORCROSS, III

GREGORY B. BRACA

PHILIP A. NORCROSS

AVERY CONNER CAPITAL TRUST

SUSAN D. HUDSON, IN HER CAPACITY AS A TRUSTEE

GEOFFREY B. HUDSON, IN HIS CAPACITY AS A TRUSTEE

ROSE M. GUIDA, IN HER CAPACITY AS A TRUSTEE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 2, 2022

2022 ANNUAL MEETING OF SHAREHOLDERS

OF

REPUBLIC FIRST BANCORP, INC.

PROXY STATEMENT

OF

GEORGE E. NORCROSS, III

GREGORY B. BRACA

PHILIP A. NORCROSS

AVERY CONNER CAPITAL TRUST

SUSAN D. HUDSON, IN HER CAPACITY AS A TRUSTEE

GEOFFREY B. HUDSON, IN HIS CAPACITY AS A TRUSTEE

ROSE M. GUIDA, IN HER CAPACITY AS A TRUSTEE

PLEASE FOLLOW THE INSTRUCTIONS ON THE WHITE PROXY CARD ENCLOSED WITH THE DRIVER PROXY STATEMENT TO VOTE TODAY—BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED

DO NOT SEND US ANY PROXY, CONSENT OR AUTHORIZATION. THIS SOLICITATION IS NOT A REQUEST FOR ANY PROXY BY THE GROUP OR ANY OF THE PARTICIPANTS.

EXCEPT FOR INFORMATION ABOUT OUR GROUP, THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SUBSTANTIALLY REPRODUCES INFORMATION INCLUDED IN THE DRIVER PROXY STATEMENT. THE GROUP DOES NOT DISCLAIM ITS OBLIGATION TO COMPLY WITH SEC RULE 14A-9.

George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, the Avery Conner Capital Trust and its trustees (collectively, the “Group”, “we” or “us”) are the beneficial owners of an aggregate of 5,927,715 shares of common stock, par value $0.01 per share (the “Common Stock”), of Republic First Bancorp, Inc., a one-bank holding company incorporated under the laws of the Commonwealth of Pennsylvania (the “Company”), or approximately 9.3% of the outstanding Common Stock as of the date hereof, based on the number of shares of Common Stock outstanding as of March 31, 2022, as reported in the Schedule 13D/A filed by Vernon W. Hill, II with the Securities and Exchange Commission (the “SEC”) on April 18, 2022 (“Hill’s 13D/A”). We believe that, collectively, we are the largest non-institutional, non-insider shareholder of the Company. We are of the opinion that the Company’s poor performance over an extended period of time necessitates an immediate reevaluation of strategy and change in leadership, with respect to which we can offer assistance and resources, and that, through making certain changes to improve the Company’s strategic direction, the Company can begin to unlock value immediately for its shareholders. We believe that it is essential to change the composition of the Company’s Board of Directors (the “Board”) and that Vernon Hill, the Company’s Chief Executive Officer and Chairman of the Board, must be replaced in order to unleash what we believe to be the powerful potential of the Company’s franchise for the benefit of its shareholders and its other constituencies. On February 10, 2022, we expressed our intention to, independently and at our own cost, oppose the Company’s three Class III director nominees and support three opposition candidates who were previously nominated by a shareholder for election as Class III directors at the Company’s 2022 annual meeting of shareholders (including any adjournments or postponements thereof, the “Annual Meeting”). As of the date hereof, the Company has not publicly disclosed the date, time and location of the Annual Meeting. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information.

The three opposition nominees are Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III (each a “Driver Nominee” and, collectively, the “Driver Nominees”), to be elected to the Board as Class III directors to serve until the 2025 annual meeting of shareholders or until their respective successors are duly elected and qualified. These Driver Nominees were submitted to the Company’s Board for election by Driver Management Company LLC (“Driver”), with whom we are not affiliated or acting in concert regarding this solicitation or any other matter.

This Proxy Statement and Driver’s Definitive Proxy Statement, filed with the SEC on April 12, 2022, as it may be amended from time to time (the “Driver Proxy Statement”) are available for no charge at http://www.sec.gov. The Driver Proxy Statement and the WHITE proxy card enclosed with the Driver Proxy Statement were first mailed to shareholders on or about April 12, 2022. This Proxy Statement is first being mailed to shareholders on or about [                ], 2022.

George E. Norcross, III, Gregory B. Braca, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Trust”), Philip A. Norcross, independently and in his capacity as a trustee of the Trust and Susan D. Hudson, Geoffrey B. Hudson and Rose M. Guida, each in the capacity of trustee of the Trust, are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

Because the Driver Nominees are not the Group’s nominees and we are not in communication with them, the Driver Nominees are not participants in this solicitation.

Although we did previously request each Driver Nominee’s consent to be named as a Driver Nominee in this Proxy Statement in the event we determined to include them on a proxy card, we have determined not to proceed with obtaining such consent or including such a proxy card. We are not, and have no intention of, acting in concert with Driver on the proxy solicitation process for the Annual Meeting or otherwise, and we ourselves are not seeking any proxy, consent or authorization from shareholders.

As of the date hereof, the participants in this solicitation collectively own 5,927,715 shares of Common Stock (the “Group Shares”), representing approximately 9.3% of the outstanding Common Stock. We intend to vote the Group Shares FOR the election of the Driver Nominees.

As of the date hereof, the Company has not publicly disclosed the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) or the number of shares of Common Stock outstanding as of the Record Date. The mailing address of the principal executive offices of the Company is Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania 19102. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to Hill’s 13D/A, as of March 31, 2022, there were 63,741,533 shares of Common Stock outstanding. References to the “Company’s Proxy Statement” refers to the Company’s proxy statement for the Annual Meeting when and as it is filed with the SEC. Because the Company’s Proxy Statement has not been publicly filed with the SEC, the proposal numbers in this Proxy Statement and the Driver Proxy Statement may not correspond to the proposal numbers to be used in the Company’s Proxy Statement and certain information has been omitted as it is not yet publicly available. We intend to supplement this Proxy Statement with such information once publicly disclosed by the Company.

THIS SOLICITATION IS BEING MADE BY THE GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR DRIVER (OR ANY OTHER SHAREHOLDER). WE ARE NOT, AND ACCORDING TO THE DRIVER PROXY STATEMENT, DRIVER IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. HOWEVER, SHOULD OTHER MATTERS, WHICH DRIVER IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE WHITE PROXY CARD ENCLOSED IN THE DRIVER PROXY STATEMENT WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE GROUP URGES YOU TO FOLLOW THE INSTRUCTIONS ON THE WHITE PROXY CARD ENCLOSED WITH THE DRIVER PROXY STATEMENT TO VOTE IN FAVOR OF THE ELECTION OF

THE DRIVER NOMINEES TODAY. YOU MAY VOTE BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THE DRIVER PROXY STATEMENT. IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THE DRIVER PROXY STATEMENT BY USING THE WHITE PROXY CARD ENCLOSED IN THE DRIVER PROXY STATEMENT AND FOLLOWING THE INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR BY SIGNING, DATING AND RETURNING THE WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THE DRIVER PROXY STATEMENT. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

DO NOT SEND US ANY PROXY, CONSENT OR AUTHORIZATION. THIS SOLICITATION IS NOT A REQUEST FOR ANY PROXY BY THE GROUP OR ANY OF THE PARTICIPANTS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement is available at

[                ]

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. The Group urges you to vote FOR the election of the Driver Nominees TODAY by using the WHITE proxy card enclosed with the Driver Proxy Statement to vote by Internet, telephone or by signing, dating and returning it in the postage-paid envelope provided with the Driver Proxy Statement.

We urge you not to vote using any proxy card you receive from the Company. Even if you vote to “withhold” on the management proxy as a protest against the incumbent directors, it will revoke any WHITE proxy card you may have previously sent to Driver. Remember, you can vote for the Driver Nominees using the WHITE proxy card enclosed with the Driver Proxy Statement. So please make certain that the latest dated proxy you submit—by Internet, telephone or by mail—is one using the WHITE proxy card enclosed with the Driver Proxy Statement.

Except for information about our Group, the information contained in this Proxy Statement substantially reproduces information included in the Driver Proxy Statement. The Group does not disclaim its obligation to comply with SEC Rule 14a-9. Instructions regarding additional options for voting your shares of Common Stock are contained in the Driver Proxy Statement.

DO NOT SEND US ANY PROXY, CONSENT OR AUTHORIZATION. THIS SOLICITATION IS NOT A REQUEST FOR ANY PROXY BY THE GROUP OR ANY OF THE PARTICIPANTS.

If you have any questions about this Proxy Statement or need additional copies of the Group’s proxy materials, please contact Innisfree at the phone numbers listed below.

Shareholders call: 1 (877) 750-5837 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other locations)

REASONS FOR THE SOLICITATION

We have reviewed the Driver Proxy Statement and Driver’s other proxy solicitation materials, and agree with the conclusion of Driver that it is time for a change to the composition of the Board. We believe that Vernon Hill, the Company’s Chief Executive Officer and Chairman of the Board, has failed the Company and its shareholders. Before we began buying shares, the Company’s stock had been trading for some time at the lowest ratio of price to tangible book value of all banks with $1.0 billion or more in assets,1 and this, in our view, reflects both performance to date and the market’s negative view of future prospects under the Company’s current leadership. We believe the Company’s depressed stock performance over several years is directly attributable to weak operating results, including return on assets and return on capital of less than half that of its peers and efficiency ratios and cost of funds for its deposits running higher than industry norms.2 We believe significant changes to the Board are necessary to put in place the guidance and leadership needed to implement changes to the Company’s strategy and direction and thereby unlock the underlying value of the Company for shareholders.

We also have significant concerns regarding the ability of Vernon Hill and certain other directors to govern the Company effectively. We believe Vernon Hill and his family and associates have engaged in a longstanding and troubling pattern of self-dealing and unjust enrichment through reported and unreported related-party transactions. Most recently, the Company announced its inability to timely file its annual report for the fiscal year ended December 31, 2021 and disclosed a request by its auditors for an independent investigation into previously disclosed related-party transactions in the wake of a public statement in early March 2022 by half of the members of the Board alleging that Vernon Hill, Theodore Flocco, Jr., Brian Tierney and Barry Spevak are involved in self-dealing and other actions believed to be harmful to the Company’s shareholders (the “Concerned Director Statement”) and shareholder litigation initiated with respect to the same matters.

We believe related-party transactions are very often a core root cause of financial institution losses and instability, both from a regulatory perspective and on an operational basis. Vernon Hill’s previous related-party activities and other misconduct at banks based in the United Kingdom and New Jersey has led to inquiry by shareholders and bank regulators. We have twice sought to shed some light on these related-party transactions, as is our statutory right as shareholders of a Pennsylvania corporation, through requests to the Company for basic books and records of the Company on these and related topics, and, based on Driver’s public filings, it appears the Company is similarly delaying or refusing to provide documents in response to requests made by Driver.

Our concerns regarding Vernon Hill’s leadership have only grown in light of the apparent acute impact of Vernon Hill’s significant conflicts of interest on his ability to govern effectively. We believe there is serious deadlock at the Board, as evidenced by, among other things, (i) the Company’s apparent refusal to provide any records relating to Vernon Hill’s alleged self-dealing and the fact that, as of the date hereof, the Company has not provided any records at all in response to our requests, (ii) the Company’s lack of response to our proposal for a transaction that would provide shareholders with significant additional liquidity at a price between $5.20 and $5.50, which represents a premium of approximately 24% to 31% to the closing price of Common Stock on April 29, 2022, (iii) the Company’s lack of response to our demand requesting the appointment of a special committee of independent, disinterested directors to investigate and, if appropriate, take remedial action for breaches of fiduciary duty by Vernon Hill and certain other members of the Board and (iv) the Company’s announcement that it expects the Annual Meeting will be delayed until conclusion of the investigation and filing of the Company’s annual report on Form 10-K. We believe the Board’s fiduciary duties should compel it to engage with us on these matters and yet, despite repeated efforts to begin a dialogue, the Board does not appear to us to be functioning effectively or operating in the ordinary course.

[1]	Source: Robert Clark, US banks with lowest price-to-adjusted tangible book values in November, S&P Capital IQ (Dec. 6, 2021).
[2]	Source: Minkabu The Inofonoid, Inc., Equity Quarterly Update; Sadif Investment Analytics, Summary Due Diligence Report.

The current Board’s ability to govern effectively will continue to be stymied unless Vernon Hill and certain other interested directors recuse themselves from decisions that involve intractable conflicts of interest, including the appointment of a truly independent committee to oversee the investigation requested by the Company’s auditors into certain previously disclosed related-party transactions and related matters that are the subject of pending litigation involving the Company, and the hiring of independent legal counsel to conduct the investigation. This could be a tactic to entrench Vernon Hill, Barry Spevak and Theodore Flocco, Jr., three of the four directors allegedly involved in self-dealing and other misconduct and whose terms expire this year.

It is imperative that shareholders elect truly independent directors at the Annual Meeting who are committed to acting in the Company’s best interests as the Company’s excessive defensive measures (which include prohibiting shareholders from calling a special meeting to effect a change of control or amend the Company’s bylaws) and the classified Board structure serve only to entrench current leadership and prolong a deadlock at the Board that we believe is to the detriment of all shareholders. From our perspective as investors, and, based on what we know of the Driver Nominees from the Driver Proxy Statement, we believe that the Driver Nominees are qualified to guide the Company in the right direction and would be a necessary change to the Board’s composition.

SPECIAL MEETING

We have also submitted a request to the Secretary of the Company for a special meeting of shareholders for the purpose of electing three directors to serve until the 2025 annual meeting of shareholders of the Company (the “Special Meeting”). The directors elected at the Special Meeting would succeed the existing Class III directors. If the Company receives requests from shareholders representing 20% of the shares entitled to be cast at the meeting in the aggregate and calls the Special Meeting as required by the Company’s Amended and Restated Bylaws, adopted May 11, 2020 (the “Bylaws”), the nomination window will re-open and shareholders of the Company, including Driver, will be entitled to nominate director nominees for election at the Special Meeting. In that situation, we may determine to support Driver or another shareholder’s nominees or propose one or more director nominees for election ourselves.

BACKGROUND OF THE SOLICITATION

As set forth in more detail in Schedule I hereto and the Schedule 13D filed by the Group with the SEC on January 31, 2022, as amended (the “Schedule 13D”), the Group has made a long-term equity investment in the Company and currently owns approximately 9.3% of the outstanding shares of Common Stock.

On January 31, 2022, we sent a letter to the Board explaining that we were exploring options to make a substantial long-term investment in the Company and requesting a cooperative dialogue with the Board regarding the development of best approaches for the Board to deliver on the Company’s underlying value to shareholders.

On February 10, 2022, we filed an amendment to the Schedule 13D with the SEC, announcing our intention to oppose the Company’s three Class III director nominees and support the candidates nominated by Driver for election as Class III directors at the Annual Meeting.

On February 11, 2022, the Company issued a statement that it was reviewing our filings and that the Board was open to proposals to maximize value.

On February 22, 2022, representatives of the Company’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), reached out to Raymond James & Associates, Inc. (“Raymond James”), our financial advisor, for a preliminary discussion regarding the Group’s potential options for a substantial, long-term investment in the Company’s stock.

On March 4, 2022, half of the Board, comprising four disinterested directors, issued the Concerned Director Statement raising concerns about self-dealing and related-party transactions by Vernon Hill and the other Individual Defendants (as defined below).

On March 8, 2022, George Norcross, Philip Norcross and Greg Braca filed a complaint in the Court of Common Pleas of Philadelphia County (the “March 8 Complaint”) against the Company and Vernon Hill, Theodore J. Flocco, Jr., Brian Tierney and Barry Spevak (Messrs. Hill, Flocco, Tierney and Spevak are referred to collectively as the “Individual Defendants”), alleging that the Individual Defendants have engaged in and are engaging in inequitable conduct designed to curtail the fundamental voting rights of the Company’s shareholders in violation of Pennsylvania law, in an effort to entrench defendant Vernon Hill. George Norcross, Philip Norcross and Greg Braca seek injunctive and declaratory relief. We expect three of the four Individual Defendants to be nominated by the Company for re-election as directors this year.

On March 11, 2022, we submitted a non-binding proposal to KBW (the “Term Sheet”) setting forth certain key terms to (i) make an initial direct investment of $50,000,000 through the purchase of newly-issued non-voting preferred shares of the Company and (ii) a second-step transaction that would provide additional liquidity to the Company’s shareholders through the acquisition of shares of Common Stock, in each case, subject to receipt of all necessary or appropriate corporate and regulatory approvals. The Term Sheet also set forth certain governance arrangements, including that, upon executing a transaction agreement, Vernon Hill and at least one of the other members of the identified group of four directors would resign from the Board, we would have the right to nominate two directors to the Company’s Board and Republic First Bank, Vernon Hill would resign as the Company’s Chief Executive Officer and the Board would appoint Greg Braca, effective upon receipt of any required regulatory approvals and his separation from the Group, as the Company’s Chief Executive Officer.

From March 15 to March 23, 2022, George Norcross, Philip Norcross and Greg Braca continued to communicate with the Board by multiple letters requesting, among other things, appointment of a special committee of independent, disinterested directors to investigate and, if appropriate, take remedial action for breaches of fiduciary duty, corporate waste, unjust enrichment and other misconduct by certain directors of the Company, appointment of a special committee of disinterested directors to evaluate our proposal and provide a substantive response to the Term Sheet and transparency from the Board regarding any related-party activities by Vernon Hill.

Ultimately, despite having issued a statement on March 15, 2022, that the Company was reviewing the Term Sheet with KBW, the Company did not provide a substantive response to the Term Sheet before the initial expiration of its terms on March 21, 2022, or following our courtesy extension of its terms on March 23, 2022 to 11:59 p.m. ET on March 28, 2022.

On March 29, 2022, George Norcross filed a complaint in the Court of Common Pleas of Philadelphia County to compel the Company to make available for inspection the Company’s books and records, which it had previously requested pursuant to Section 1508 of the Pennsylvania Business Corporation Law on February 16, 2022, with a supplemental demand on March 7, 2022. The purpose of the demands was to allow us to communicate with our fellow shareholders and to determine whether the Board properly discharged its duties with respect to related-party transactions.

On March 31, 2022, the Company failed to timely file its annual report on Form 10-K for the year ended December 31, 2021 with the SEC during the 15-day grace period, having provided notice of its inability to make such filing on a timely basis on March 17, 2022.

On April 1, 2022, the Company announced that on March 31, 2022, its auditors had requested an independent investigation into previously disclosed related-party transactions and that the Company expected that the Annual Meeting would be delayed until conclusion of the investigation and filing of the annual report. The Company provided no timetable for the filing of the annual report or Annual Meeting and very few details on the investigation.

Also on April 1, 2022, the NASDAQ Stock Market (Nasdaq) notified the Company that the Company is no longer in compliance with the Nasdaq Listing Rules since the Company has not yet filed its annual report on Form 10-K.

On April 11, 2022, George Norcross, Philip Norcross and Greg Braca again communicated with the Board by letter requesting the immediate suspension of Vernon Hill and Brian Tierney from the Board in response to the investigation into related-party transactions, as well as Vernon Hill’s placement on paid administrative leave during the investigation and protocols and measures that ensure Vernon Hill and Brian Tierney, and any other directors directly involved in transactions that are the subjects of the investigation, are removed from all discussions and decision-making regarding the investigation.

On April 19, 2022, George Norcross, Philip Norcross and Greg Braca sought permission from the Philadelphia Court of Common Pleas to amend their March 8 Complaint to add a claim requesting: (i) the appointment of a custodian to address the apparently deadlocked Board, and (ii) that the Company be directed to hold an Annual Meeting.

On April 28, 2022, the Group submitted a written request to the Company for the Special Meeting.

On May 2, 2022, the Group filed this preliminary Proxy Statement on Schedule 14A as part of the Group’s publicly announced plans to independently, and at its own cost, support the candidates nominated by Driver for election as Class III directors at the Annual Meeting.

PROPOSALS

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three (3) classes. The directors in each class are elected for terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of the Company’s shareholders. At the Annual Meeting, the terms of the three (3) incumbent Class III directors will expire, including Vernon Hill’s. The Group is seeking your support at the Annual Meeting to elect the Driver Nominees, Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III, each of whom we believe is independent of the Company, for terms ending in 2025, in opposition to the Company’s three (3) incumbent director nominees.

We understand that the Driver Nominees have each consented to being named a nominee in the Driver Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.

Your vote to elect the Driver Nominees will have the legal effect of replacing three (3) incumbent directors of the Company with the Driver Nominees. If elected, the Driver Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance shareholder value.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Based on public information and SEC filings, shareholders at the Annual Meeting will be asked to approve, on an advisory basis, the named executive officer compensation disclosed in the Company’s Preliminary Proxy Statement (“Proposal 2”). According to the Company’s Proxy Statement, this vote is advisory in nature, meaning that it is non-binding on the Company, its Board or the compensation committee thereof (the “Compensation Committee”). However, according to the Company’s Proxy Statement, the Board and the Compensation Committee will consider the outcome of the vote on Proposal 2 in connection with future executive compensation decisions. Based on information contained in the Company’s Proxy Statement, the Board is recommending a vote “FOR” Proposal 2. The Group makes no recommendation on this Proposal 2 until the Company’s Proxy Statement becomes available and it has reviewed Proposal 2.

Based on public information and SEC filings, shareholders at the Annual Meeting will be asked to ratify the employment of Crowe LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements and its internal controls over financial reporting for the fiscal year ending December 31, 2022 (“Proposal 3”). According to the Company’s Proxy Statement, although the Company is not required to do so, the Company believes that it is appropriate for it to request shareholder ratification of the appointment of Crowe LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2022. According to the Company’s Proxy Statement, if shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment, but it will not be required to and may decide not to change the appointment of the Company’s independent registered public accounting firm. In addition, per the Company’s Preliminary Proxy Statement, although even if the shareholders ratify the selection of Crowe LLP, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that a change is in the best interest of the Company. Based on information contained in the Company’s Proxy Statement, the Board is recommending a vote “FOR” Proposal 3. The Group makes no recommendation on this Proposal 3 until the Company’s Proxy Statement becomes available and it has reviewed Proposal 3.

The Company may transact such other business as may properly come before the Annual Meeting.

THE DRIVER NOMINEES

Because the Driver Nominees are not the Group’s nominees, the Driver Nominees are not participants in this solicitation. We urge you to carefully consider the information contained in the Driver Proxy Statement regarding each of the Driver Nominees, including the name, age, business address, present principal occupation, and employment and material occupations, positions, or offices for the past five (5) years of each of the Driver Nominees, the specific experience, qualifications, attributes and skills that led Driver to conclude that the Driver Nominees should serve as directors of the Company and with respect to any arrangements or understandings between Driver and the Driver Nominees. We make no representations as to the accuracy of the information provided in the Driver Proxy Statement.

There are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Driver Nominees described herein is to be made.

Based on the Driver Proxy Statement and other publicly available information, we believe the Driver Nominees have the requisite experience and are qualified to serve as directors of the Company. We further believe, based on the Driver Proxy Statement and other publicly available information, that each Driver Nominee presently is, and if elected as a director of the Company, each of the Driver Nominees would qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, if the Driver Nominees are elected, the determination of the Driver Nominees’ independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. Importantly, as opposed to the Company’s nominees and their decades long history of self-dealing, we have no reason to believe the Driver Nominees will not put the interests of all shareholders first.

We do not expect that the Driver Nominees will be unable to stand for election, but, in the event any Driver Nominee is unable to serve or for good cause will not serve, based on the Driver Proxy Statement, the shares of Common Stock represented by the WHITE proxy card will be voted for substitute nominee(s) selected by Driver, to the extent this is not prohibited under the Company’s Bylaws and applicable law. Driver has also reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Driver Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, Driver would need to identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the WHITE proxy card enclosed with the Driver Proxy Statement will be voted for such substitute nominee(s).

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE DRIVER NOMINEES USING THE WHITE PROXY CARD ENCLOSED WITH THE DRIVER PROXY STATEMENT.

DO NOT SEND US ANY PROXY, CONSENT OR AUTHORIZATION. THIS SOLICITATION IS NOT A REQUEST FOR ANY PROXY BY THE GROUP OR ANY OF THE PARTICIPANTS.

EXCEPT FOR INFORMATION ABOUT OUR GROUP, THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SUBSTANTIALLY REPRODUCES INFORMATION INCLUDED IN THE DRIVER PROXY STATEMENT. THE GROUP DOES NOT DISCLAIM ITS OBLIGATION TO COMPLY WITH SEC RULE 14A-9.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, the Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Driver Nominees and will ABSTAIN from voting on Proposals 2 and 3, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Once the Board breaks its deadlock or the Company otherwise complies with its responsibilities and begins the process for calling an Annual Meeting, shareholders should receive a proxy card from the Company and may receive a new proxy card from Driver. While the WHITE proxy cards submitted by shareholders who continue to hold shares as of the actual record date will still be valid, we believe the Company may challenge the validity of such votes. Shareholders may be required to submit an additional proxy card at a later date. Nonetheless, we urge shareholders to vote the WHITE proxy cards now to make it clear to the Board that the shareholders request a change in the management at the Company.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

The following section contains required information that has been reproduced from information included in the Driver Proxy Statement:

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Please note that if you hold your shares in a stock brokerage account, your broker may not be able to vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker. You should instruct your broker to vote your shares by following the instructions provided by the broker when it sends this [Proxy Statement and the Driver] Proxy Statement to you. You may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker, trustee or other nominee.

If you hold your shares in “street name” and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the Annual Meeting unless it has discretionary authority with respect to that proposal. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Whether a broker has discretionary authority depends on your agreement with your broker and the rules of the various regional and national exchanges of which your broker is a member. These rules generally prohibit a broker from exercising discretionary voting authority on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on these rules. However, in the case of meetings involving contested director elections, these rules generally prohibit a broker from exercising discretionary authority with respect to any proposals to be voted on at such meetings, whether routine or not. As a result, brokers subject to these rules generally will not be permitted to vote shares held by a beneficial holder at the Annual Meeting without instructions from that beneficial holder as to how to the shares are to be voted. Any shares held by such a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will have no effect on the outcome of Proposals 1, 2 or 3, but the shares will be counted for establishing the presence of a quorum. It is therefore very important that you instruct your broker on how to vote shares that you hold in street name.

VOTES REQUIRED FOR APPROVAL

The following section contains required information that has been reproduced from information included in the Driver Proxy Statement:

Election of Directors—According to information contained in the Company’s Proxy Statement directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided a quorum is present. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result. Broker non-votes will have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

Other Proposals - According to information contained in the Company’s Proxy Statement, Proposal 2 will be approved if a majority of the votes represented in person or by proxy at the annual meeting and entitled to vote are voted for the proposal. Abstentions will have the same legal effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the vote.

According to information contained in the Company’s Proxy Statement, Proposal 3 will be approved if a majority of the votes represented in person or proxy at the annual meeting and entitled to vote are voted for the proposal. Abstentions will have the same legal effect as votes against the proposal. Brokers or other nominees will have discretion to vote on Proposal 3.

REVOCATION OF PROXIES

The following section contains required information that has been reproduced from information included in the Driver Proxy Statement:

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Driver in care of Saratoga at the address set forth on the back cover of [the Driver] Proxy Statement or to the Company at Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania 19102 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, [Driver] request[s] that either the original or photostatic copies of all revocations be mailed to Driver in care of Saratoga [Proxy Consulting LLC, Driver’s proxy solicitor] at the address set forth on the back cover of [the Driver] Proxy Statement so that [Driver] will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the [Driver] Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE DRIVER NOMINEES TO THE BOARD, PLEASE PROMPTLY USE THE WHITE PROXY CARD TO VOTE BY INTERNET, TELEPHONE OR BY SIGNING, DATING AND RETURNING THE WHITE PROXY CARD TO DRIVER IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THE DRIVER PROXY STATEMENT.

DO NOT SEND US ANY PROXY, CONSENT OR AUTHORIZATION. THIS SOLICITATION IS NOT A REQUEST FOR ANY PROXY BY THE GROUP OR ANY OF THE PARTICIPANTS.

EXCEPT FOR INFORMATION ABOUT OUR GROUP, THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SUBSTANTIALLY REPRODUCES INFORMATION INCLUDED IN THE DRIVER PROXY STATEMENT. THE GROUP DOES NOT DISCLAIM ITS OBLIGATION TO COMPLY WITH SEC RULE 14A-9.

SOLICITATION

The solicitation pursuant to this Proxy Statement is being made by the Group. The Group is not seeking to obtain any proxy, consent or authorization from any shareholder. We are engaged in the solicitation solely to communicate our views regarding what shareholders should do with regard to Driver’s solicitation for the election of directors and other matters at the Annual Meeting. We are communicating in a manner that is deemed to be a solicitation under SEC rules and are required to file this Proxy Statement in connection with these communications. This solicitation may be made by mail, facsimile, telephone, Internet, in person and by advertisements.

Members of the Group have entered into an agreement with Innisfree M&A Incorporated (“Innisfree”) for solicitation and advisory services in connection with this solicitation, for which Innisfree will receive a fee not to exceed $[            ], together with reimbursement for its reasonable and documented out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree will solicit from individuals, brokers, banks, bank nominees and other institutional holders. The Group has requested banks, brokers or their agents to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Group will reimburse these record holders for their expenses in so doing. It is anticipated that Innisfree will employ approximately [                    ] persons to solicit shareholders for the Annual Meeting.

The entire expense of solicitation is being borne by the Group and the Group does not expect to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Costs of this solicitation are currently estimated to be approximately $[            ] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). The Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $[            ].

This solicitation is being made solely by the Group and not on behalf of, or in coordination or in concert with, the Board or Driver.

ADDITIONAL PARTICIPANT INFORMATION

George E. Norcross, III, Gregory B. Braca, the Trust, Philip A. Norcross, independently and in his capacity as a trustee of the Trust, Susan D. Hudson, Geoffrey B. Hudson and Rose M. Guida, each in the capacity of trustee of the Trust, are participants in this solicitation.

The principal occupation of George Norcross is serving as the Executive Chairman of Conner Strong & Buckelew Companies, LLC, an insurance, risk management and employee benefits brokerage and consulting firm. The principal occupation of Greg Braca is serving as the President and Chief Executive Officer of General American Capital, LLC, an investment holding company. The principal business of the Trust is to provide for the security and wellbeing of grantor George Norcross’s descendants. The principal occupation of Philip Norcross is serving as the Managing Shareholder and Chief Executive Officer of Parker McCay P.A., a law firm, with an address at 2 Cooper Street, Suite 1901, Camden, New Jersey 08102. The principal occupation of Susan Hudson is serving as the Manager of General American Asset Management, LLC, an investment management company, and a trustee of the Trust. The principal occupation of Geoffrey Hudson is serving as a trustee of the Trust. The principal occupation of Rose Guida is serving as a trustee of the Trust.

The business address of each of George Norcross, Greg Braca, Avery Conner Capital Trust, Philip Norcross, Susan Hudson, Geoffrey Hudson and Rose Guida is 350 Royal Palm Way, Suite 500, Palm Beach, Florida 33480.

As of the date hereof, (i) George Norcross beneficially owns 674,572 shares of Common Stock, (ii) the Trust beneficially owns 4,416,236 shares of Common Stock, of which Philip Norcross, Susan Hudson, Geoffrey

Hudson and Rose Guida may be deemed to share beneficial ownership as trustees, (iii) in addition to the 4,416,236 shares of Common Stock held by the Trust of which he may be deemed to share beneficial ownership as a trustee, Philip Norcross beneficially owns 424,523 shares of Common Stock, and (iv) Greg Braca beneficially owns 412,384 shares of Common Stock.

The shares of Common Stock purchased by the Trust were purchased by trust funds. The shares of Common Stock purchased by George Norcross, Philip Norcross (in his individual capacity) and Greg Braca were each purchased with personal funds.

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 5,927,715 shares of Common Stock owned in the aggregate as of the date hereof by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

RAYMOND JAMES LETTER AGREEMENT

On February 15, 2022, George Norcross, Philip Norcross and Greg Braca entered into an engagement letter with Raymond James for financial advisory services on behalf of the Group (the “Letter Agreement”). Pursuant to the Letter Agreement, George Norcross, Philip Norcross and Greg Braca have agreed to pay Raymond James certain fees in the event of consummation of certain transactions contemplated in the Schedule 13D. However, because the ultimate transaction that will be pursued is uncertain, the Letter Agreement was broadly drafted to cover a number of reasonably possible transactions without the need to amend the Letter Agreement, even if those transaction structures are not currently under consideration by the Group. George Norcross, Phil Norcross and Greg Braca have agreed to pay Raymond James a $200,000 non-refundable cash retainer and in certain circumstances, a customary fee that ranges from $1,500,000 to $3,000,000 based on the size and structure of the applicable transaction ultimately pursued by the Group and consummated, as well as a fee equal to 3.5% of the total consideration paid in the event the Group purchases any Company shares from the Company. If no such transaction is ultimately consummated, George Norcross, Philip Norcross and Greg Braca have agreed to pay Raymond James a fee equal to 10% of the Group’s net profits after expenses (i) if the Company is sold to a third party and the Group receives consideration therewith, (ii) if the Group sells securities of the Company other than in connection with a third-party sale of the Company, or (iii) if the Group continues to hold an interest in securities of the Company at the earlier of 12 months following the termination of the Letter Agreement or June 30, 2023, plus, in each case, a $250,000 fee (unless the Letter Agreement is terminated within 30 days of execution). The Letter Agreement also provides that fees paid by the Group will be credited against fees that become payable to Raymond James in certain circumstances.

TERM SHEET

As described further in the section of this Proxy Statement entitled “Background of the Solicitation”, on March 11, 2022, we submitted a non-binding proposal to KBW. The Term Sheet set forth certain proposed governance arrangements, including that the Board would appoint Greg Braca as the Company’s Chief Executive Officer, effective upon receipt of any required regulatory approvals and his separation from the Group. As of the date hereof, the Company has not responded to the Term Sheet and there are no agreements or understandings between any participant in this solicitation or any of their respective associates and any person with respect to future employment by the Company.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Group is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the WHITE proxy card enclosed in the Driver Proxy Statement will vote on such matters in their discretion.

CERTAIN ADDITIONAL INFORMATION

We have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in reliance on Rule 14a-5(c) of the Exchange Act. Please refer to the Company’s Proxy Statement for such information when available. Except as otherwise noted herein, the information concerning the Company and the Annual Meeting contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources, including the Driver Proxy Statement. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we have not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

GEORGE E. NORCROSS, III

GREGORY B. BRACA

PHILIP A. NORCROSS

AVERY CONNER CAPITAL TRUST

SUSAN D. HUDSON

GEOFFREY B. HUDSON

ROSE M. GUIDA

[                ], 2022

SCHEDULE I

TRANSACTIONS IN SECURITIES (COMMON STOCK) OF THE COMPANY

DURING THE PAST TWO YEARS

George E. Norcross, III

Trade Date	Shares Acquired (Disposed)
1/20/2022(1)	56,160
1/21/2022(1)	127,022
1/24/2022(1)	25,427
1/25/2022(1)	79,286
1/28/2022(1)	150,000
1/28/2022(1)	33,447
2/1/2022(1)	130,405
2/2/2022(1)	67,000
2/3/2022(1)	5,825

Philip A. Norcross

Trade Date	Shares Acquired (Disposed)
11/16/2021	10,000
12/1/2021(2)	28,128
12/2/2021(2)	100,000
12/3/2021(2)	25,735
12/6/2021(2)	9,439
12/7/2021(2)	1,000,000
12/7/2021(2)	15,555
12/7/2021(2)	1,000,000
12/8/2021(2)	22,307
12/9/2021(2)	4,032
12/10/2021(2)	924
12/13/2021(2)	12,534
12/14/2021(2)	680,000
12/16/2021(2)	37,045
12/17/2021(2)	14,301
1/24/2022	207,353
1/26/2022(2)	(2,950,000)
1/26/2022(3)	2,950,000
1/26/2022	32,647
1/27/2022(3)	150,000
1/27/2022(3)	16,185
2/2/2022(3)	217,550
2/2/2022(3)	67,000
2/2/2022(3)	32,160
2/3/2022(3)	150,000
2/3/2022(3)	178,053
2/3/2022(3)	150,000
2/3/2022(3)	37,825
2/4/2022	73,000
2/8/2022(3)	120,854
2/8/2022(3)	150,000

Trade Date	Shares Acquired (Disposed)
2/8/2022	77,000
3/31/2022(3)	143,000
4/19/2022	11,112
4/19/2022(3)	29,404
4/20/2022	13,411
4/20/2022(3)	24,205

Avery Conner Capital Trust

Trade Date	Shares Acquired (Disposed)
1/26/2022	2,950,000
1/27/2022	150,000
1/27/2022	16,185
2/2/2022	217,550
2/2/2022	67,000
2/2/2022	32,160
2/3/2022	150,000
2/3/2022	178,053
2/3/2022	150,000
2/3/2022	37,825
2/8/2022	120,854
2/8/2022	150,000
3/31/2022	143,000
4/19/2022	29,404
4/20/2022	24,205

Susan D. Hudson

Trade Date	Shares Acquired (Disposed)
12/1/2021(2)	28,128
12/2/2021(2)	100,000
12/3/2021(2)	25,735
12/6/2021(2)	9,439
12/7/2021(2)	1,000,000
12/7/2021(2)	15,555
12/7/2021(2)	1,000,000
12/8/2021	(18,000)
12/8/2021(2)	22,307
12/9/2021(2)	4,032
12/10/2021(2)	924
12/13/2021(2)	12,534
12/14/2021(2)	680,000
12/16/2021(2)	37,045
12/17/2021(2)	14,301
1/26/2022(2)	(2,950,000)
1/26/2022(3)	2,950,000
1/27/2022(3)	150,000
1/27/2022(3)	16,185
2/2/2022(3)	217,550
2/2/2022(3)	67,000

Trade Date	Shares Acquired (Disposed)
2/2/2022(3)	32,160
2/3/2022(3)	150,000
2/3/2022(3)	178,053
2/3/2022(3)	150,000
2/3/2022(3)	37,825
2/8/2022(3)	120,854
2/8/2022(3)	150,000
3/31/2022(3)	143,000
4/19/2022(3)	29,404
4/20/2022(3)	24,205

Geoffrey B. Hudson

Trade Date	Shares Acquired (Disposed)
12/1/2021(2)	28,128
12/2/2021(2)	100,000
12/3/2021(2)	25,735
12/6/2021(2)	9,439
12/7/2021(2)	1,000,000
12/7/2021(2)	15,555
12/7/2021(2)	1,000,000
12/8/2021(2)	22,307
12/9/2021(2)	4,032
12/10/2021(2)	924
12/13/2021(2)	12,534
12/14/2021(2)	680,000
12/16/2021(2)	37,045
12/17/2021(2)	14,301
1/26/2022(2)	(2,950,000)
1/26/2022(3)	2,950,000
1/27/2022(3)	150,000
1/27/2022(3)	16,185
2/2/2022(3)	217,550
2/2/2022(3)	67,000
2/2/2022(3)	32,160
2/3/2022(3)	150,000
2/3/2022(3)	178,053
2/3/2022(3)	150,000
2/3/2022(3)	37,825
2/8/2022(3)	120,854
2/8/2022(3)	150,000
3/31/2022(3)	143,000
4/19/2022(3)	29,404
4/20/2022(3)	24,205

Rose M. Guida

Trade Date	Shares Acquired (Disposed)
12/1/2021(2)	28,128
12/2/2021(2)	100,000

Trade Date	Shares Acquired (Disposed)
12/3/2021(2)	25,735
12/6/2021(2)	9,439
12/7/2021(2)	1,000,000
12/7/2021(2)	15,555
12/7/2021(2)	1,000,000
12/8/2021(2)	22,307
12/9/2021(2)	4,032
12/10/2021(2)	924
12/13/2021(2)	12,534
12/14/2021(2)	680,000
12/16/2021(2)	37,045
12/17/2021(2)	14,301
1/26/2022(2)	(2,950,000)
1/26/2022(3)	2,950,000
1/27/2022(3)	150,000
1/27/2022(3)	16,185
2/2/2022(3)	217,550
2/2/2022(3)	67,000
2/2/2022(3)	32,160
2/3/2022(3)	150,000
2/3/2022(3)	178,053
2/3/2022(3)	150,000
2/3/2022(3)	37,825
2/8/2022(3)	120,854
2/8/2022(3)	150,000
3/31/2022(3)	143,000
4/19/2022(3)	29,404
4/20/2022(3)	24,205

Gregory B. Braca

Trade Date	Shares Acquired (Disposed)
1/26/2022	73,394
2/2/2022	33,000
2/2/2022	107,150
2/2/2022	33,000
2/2/2022	15,840
2/8/2022	73,000
2/8/2022	77,000

(1)	Indicates transaction effected through individual retirement account for the benefit of George E. Norcross, III.
(2)

Indicates transaction of General American Capital, LLC, a wholly-owned subsidiary of a trust with respect to which Philip A. Norcross, Susan D. Hudson, Geoffrey B. Hudson and Rose M. Guida, as co-trustees, have the power to invest and dispose of trust property.

(3)	Indicates transaction of the Avery Conner Capital Trust (with respect to which the trustees have the power to invest and dispose of trust property).

If you have any questions about this Proxy Statement or need additional copies of the Group’s proxy materials, please contact Innisfree at the phone numbers listed below.

Shareholders call: 1 (877) 750-5837 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other locations)